Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

Wearable Devices Ltd.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-269869) of Wearable Devices Ltd. of our report dated March 21, 2023, relating to the consolidated financial statements as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 which appears in this Form 20-F for the year ended December 31,2022.

/s/ Ziv Haft

Ziv Haft

Certified Public Accountants (Isr.)

BDO Member Firm

March 21, 2023

Tel Aviv, Israel